UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TIME WARNER CABLE INC.

TIME WARNER ENTERTAINMENT COMPANY, L.P.

TW NY CABLE HOLDING INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware Delaware	84-1496755 13-3666692 20-2819687
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
60 Columbus Circle New York, New York	10023
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
51/4% Senior Notes due 2042	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-173760

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 51/4% Senior Notes due 2042 (the “Debt Securities”) of Time Warner Cable Inc. (the “Registrant”). For a description of the Debt Securities, reference is made to: (i) the information set forth under the heading “Description of the Debt Securities and the Guarantees” in the Prospectus, dated April 28, 2011, included in the Registrant’s Registration Statement on Form S-3 (File No. 333-173760) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2011 (the “Registration Statement”) and (ii) the information set forth under the heading “Description of the Notes” in the Registrant’s Prospectus Supplement, dated June 20, 2012, pursuant to Rule 424(b) under the Securities Act, as filed with the SEC on June 20, 2012, each of which is incorporated by reference herein.

Item 2. Exhibits.

1.1	Indenture, dated April 9, 2007 among the Registrant, Time Warner Entertainment Company, L.P., TW NY Cable Holding Inc. and The Bank of New York Mellon, as trustee, as supplemented by the first supplemental indenture, dated as of April 9, 2007 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, dated April 9, 2007 and filed on April 9, 2007 (File No. 001-33335)).

1.2	Officer’s Certificate of the Registrant, dated June 20, 2012, and form of Debt Security attached as Exhibit A thereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 21, 2012

TIME WARNER CABLE INC. TIME WARNER ENTERTAINMENT COMPANY, L.P. TW NY CABLE HOLDING INC.

By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Senior Vice President, Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Indenture, dated April 9, 2007 among the Registrant, Time Warner Entertainment Company, L.P., TW NY Cable Holding Inc. and The Bank of New York Mellon, as trustee, as supplemented by the first supplemental indenture, dated as of April 9, 2007 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, dated April 9, 2007 and filed on April 9, 2007 (File No. 001-33335)).

1.2	Officer’s Certificate of the Registrant, dated June 20, 2012, and form of Debt Security attached as Exhibit A thereto.